                           METRO-GOLDWYN-MAYER INC.
                           STOCK PURCHASE AGREEMENT


                            As of February 5, 2001


Tracinda Corporation
150 South Rodeo Drive
Beverly Hills, California  90212

Dear Sirs:

          Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), desires to sell, and the person named on the signature page hereto ("Purchaser"), desires to purchase, 15,715,667 shares (the "Shares")of the Company's non-voting Series B Preferred Stock, par value $.01 per share, at a purchase price of $20.68 per share (the "Price per Share"). The Series B Preferred Stock (the "Preferred Stock") will not bear dividends but will have a liquidation preference of $.01 per share and will become convertible, on a share-for-share basis, into the Company's Common Stock, par value $.01 per share (the "Common Stock"), upon approval of the Company's stockholders.

          Section 1.   Purchase, Sale and Delivery of Shares.
                       -------------------------------------

                 (a) Subject to the terms and conditions herein, the Company agrees to sell to Purchaser, and Purchaser agrees to purchase from the Company, the Shares at the Price per Share.

                 (b) Payment of the purchase price for, and delivery of certificates for the Shares shall be made at the offices of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, 2121 Avenue of the Stars, 18th Floor, Los Angeles, California, or at such other place as shall be agreed upon by Purchaser and the Company, at 10:00 a.m., Los Angeles time, on the third business day after the date hereof, or such other time and date as shall be agreed upon by Purchaser and the Company (such time and date of payment and delivery being herein called the "Closing Time"). Certificates for the Shares shall be in such denominations and registered in such names as Purchaser may request in writing at least two business days before the Closing Time.

                 (c) Payment of the Purchase Price shall be made to the Company in immediately available funds to be delivered by wire transfer by the Purchaser or its agent to such account as the Company shall have designated by notice to the Purchaser no less than one business day prior to the Closing Time, against delivery to Purchaser of certificates for the Shares.

          Section 2.   Representations and Warranties.
                       ------------------------------

                 (a) The Company hereby represents and warrants to Purchaser as follows:

          (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions set forth in Section 1 hereof;

          (ii) the execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions set forth in Section 1 hereof, have been duly authorized by all necessary corporate action on the part of the Company, except for authorization and approval of the Preferred Stock by the Company's Board of Directors which shall be obtained prior to the Closing;

          (iii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general principles of equity;

          (iv) no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission, or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions set forth in Section 1 hereof (other than any filings required under the Securities Act of 1933, as amended);

          (v) the Company has made all filings with the Commission that it has been required to make under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 2000 (collectively, the "Public Reports"); each of the Public Reports, as of its respective date, complied with the Exchange Act in all material respects; and none of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

          (vi) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions set forth in Section 1 hereof does not conflict with, or result in a breach or violation of, any law or regulation of any governmental authority applicable to the Company or any material agreement to which the Company is a party nor create or impose any lien, charge or encumbrance upon any property as assets of the Company;

          (vii) The financial statements included in or incorporated by reference into the Public Reports, including the related notes and schedules, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange Act, and fairly present in all material respects the financial condition of the Company and its subsidiaries as of the indicated dates and the results of operations of the Company and its subsidiaries for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments;

               (viii) when issued and paid for in accordance with the provisions of Section 1 hereof, the Shares sold to Purchaser pursuant to Section 1 hereof shall be duly authorized, validly issued, fully paid, nonassessable and free of any claims or encumbrances, other than any claims or encumbrances resulting from actions taken by Purchaser with respect to the shares to be received by it hereunder; and

               (ix) No stockholder of the Company and no other person has any right of first refusal or any preemptive rights in connection with the issuance of the Shares.

          (b) Purchaser hereby represents and warrants to the Company as follows:

               (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into this Agreement and to consummate the transactions set forth in Section 1 hereof on behalf of its client accounts;

               (ii) the execution and delivery by Purchaser of this Agreement, and the consummation by Purchaser of the transactions set forth in Section 1 hereof, have been duly authorized by all necessary corporate action on Purchaser's part;

               (iii) this Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general principles of equity;

               (iv) no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions set forth in Section 1 hereof; and

               (v) the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions set forth in Section 1 hereof do not conflict with, or result in a breach or violation of, any law or regulation of any governmental authority applicable to Purchaser or, at the Closing Time, any material agreement to which Purchaser is a party.

   Section 3.  New York Stock Exchange Listing. The Company will use
               -------------------------------
commercially reasonable efforts to cause the shares of Common Stock issuable upon conversion of the Shares to be listed, subject to notice of issuance, on the New York Stock Exchange.

   Section 4.  Conditions to the Closing.  The obligations of Purchaser, on the
               -------------------------
one hand, and the Company, on the other hand, to consummate their respective obligations pursuant to Section 1 hereof are subject to the satisfaction at or prior to the Closing Time of each of the following conditions:

          (a) Each of the representations and warranties of the other party hereto contained in this Agreement shall be true and correct in all material respects at and as of the Closing Time.


          (b) The terms of the Shares as approved by the Board of Directors of the Company shall be in substantially the form previously provided to Purchaser and described in the Company's Preliminary Prospectus Supplement dated February 1, 2001; and a certificate of designation for the Shares shall has been filed with the Secretary of State of the State of Delaware.

   Section 5.  Demand Registration Right.
               -------------------------

     (a)  Definitions and Construction.
          ----------------------------

          (i)  Definitions.  For purposes of this Agreement:
               -----------

          "Agreement" shall mean this Stock Purchase Agreement, as amended from
           ---------
time to time.

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other Federal agency administering the Securities Act at the time.

          "Common Stock" means the Company's common stock and stock of any other
           ------------
class or other consideration into which such common stock may hereafter have been changed.

          "Company" shall have the meaning set forth in the preamble to this
           -------
Agreement.

          "Costs and Expenses" shall have the meaning set forth in Section 5(e)
           ------------------
hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of such successor Federal statute.

          "Holder(s)" shall mean Tracinda Corporation, a Nevada corporation.
           ---------

          "Preferred Stock" means the Company's Series B Preferred Stock, par value $.01 per share.

          "Register," "registered," and "registration," refer to a registration
           --------    ----------        ------------
effected by preparing and filing a registration statement or similar documents in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (i) Common Stock received by the Holder
           ----------------------
upon conversion of the Preferred Stock and (ii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), above, provided that Registrable Securities shall not include any of the above which were sold pursuant to one or more registration statements under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

          "Violation" shall have the meaning set forth in Section 5(f) hereof.
           ---------

     (b)  Request for Registration.
          ------------------------

          (i) The Holder may at any time after the conversion of the Preferred Stock into Common Stock request that the Company prepare and file and use all reasonable efforts to cause to become effective as promptly as practicable a registration statement under the Securities Act covering the registration of all of the Registrable Securities.

          (ii) Upon receipt of a written request pursuant to Section 5(b)(i) hereof, the Company shall use its best efforts to file as soon as practicable (and in any event within 120 days of the receipt of such request) a registration statement under the Securities Act with respect to all Registrable Securities.

          (iii) If the Holder intends to distribute the Registrable Securities covered by request by means of an underwriting, it shall so advise the Company as a part of request made pursuant to Section 5(b)(i). The underwriter(s) will be jointly selected by Company and the Holder, which approval shall not be unreasonably withheld.

          (iv) Notwithstanding the foregoing, the Company shall have the right, at any time after receipt of the request of the Holder, to defer taking action with respect to such filing for a period of not more than 90 days if the Company shall furnish to the Holder a certificate signed by the Chief Executive Officer of the Company stating that Board of Directors of the Company has in good faith determined that it would be detrimental to the Company for such registration statement to be filed or caused to become effective. If the Company shall exercise its right to defer taking action, the time periods set forth in Section 5(b)(ii) shall be extended by the length of such deferment. If, after a registration statement becomes effective, the Company advises the Holder that the Company considers it appropriate for the registration statement to be amended, the Holder shall suspend any further sales of the Registrable Securities until the Company advises it that the registration statement has been amended and the Holder shall promptly return to the Company all prospectuses furnished prior to such amendment. The time periods referred to in Section 5(b)(ii) shall be extended for an additional number of business days during which the right to sell shares was suspended.

     (c)  Obligations of the Company.  Whenever required under this Agreement to
          --------------------------
effect the registration of any Registrable Securities, the Company, shall as expeditiously as reasonably possible:

          (i) Prepare and file with the Commission a registration statement with respect to the Registrable Securities and use its best efforts to cause such registration statement to become effective as promptly as practicable and keep such registration statement effective until the distribution contemplated in the Registration Statement has been completed.


          (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the dispositions of all Registrable Securities covered by such registration statement.


          (iii) Furnish to Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

          (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder; provided that the Company shall not be required in connection therewith or as a
--------
condition thereto to qualify to do business, subject itself to taxation or to file a general consent to service of process in any such state or jurisdiction.

          (v) In the event of any underwritten public offering, enter into and perform its obligations under customary and reasonable underwriting agreement with the managing underwriter of such offering. Holder shall also enter into and perform its obligations under such agreement.

          (vi) Notify Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of Holder, prepare and furnish to Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (vii) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (viii) Furnish on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder and (ii) a letter from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder.

     (d)  Furnish Information. It shall be a condition precedent to the
          -------------------
obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities that Holder shall furnish to the Company such information regarding itself, the Registrable Securities, and the intended method of disposition of such securities as shall be required by the Securities Act to effect the registration of such Holder's Registrable Securities.

     (e)  Expenses of Demand Registration. All costs and expenses, other than
          -------------------------------
underwriting discounts and commissions and other fees imposed by law on Holder, incurred in connection with registration, filing or qualification pursuant to this Section 5, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company ("Costs and Expenses") shall be borne by the Company;
                          ------------------
provided, that the Company shall not be required to pay for any Costs and Expenses associated with any registration proceeding begun pursuant to Section 5(b), if the registration request is subsequently withdrawn at the request of the Holder (in which case Holder shall bear such Costs and Expenses).

     (f)  Indemnification. In the event any Registrable Securities are included
          ---------------
in a registration statement under this Agreement:

          (i) To the extent permitted by law, the Company will indemnify and hold harmless Holder, any underwriter (as defined in the Securities Act) for Holder and each person, if any, who controls Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material
 ---------
fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereof (unless cured by an amendment or supplement to the prospectus delivered to the Holder prior to the sales of Registrable Securities that are subject to the claimed right of indemnification); (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (unless cured by an amendment or supplement to the prospectus delivered to the Holder prior to the sales of

Registrable Securities that are subject to the claimed right of indemnification); or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any rule or regulation promulgated under the Securities Act or the Exchange Act; and the Company will pay to Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement
                                    --------
contained in this subsection 5(f)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any loss, claim, damage, liability or action to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person of Holder.

          (ii) To the extent permitted by law, Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 5(f)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided that the indemnity agreement contained in this
                      --------
subsection 5(f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided further that the amount required to be paid by Holder pursuant to this
-------- -------
subsection 5(f)(ii) shall not exceed the proceeds of the sale of Registrable Securities received by Holder in the registration.

          (iii) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (iv) The obligations of the Company and Holders under this Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     Section 6.  Submission of Preferred Stock to the Company's Stockholders.
                 -----------------------------------------------------------
The Company agrees that it will submit to its stockholders, for their approval, the terms of the Preferred Stock, including the issuance of Common Stock, on a share-for-share basis, upon conversion of the Preferred Stock, at the next meeting of its stockholders.

     Section 7.  Notices. Any notice required to be given hereunder shall be
                 -------
sufficient if in writing and sent by facsimile transmission, by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

             If to the Company, to:
               Metro-Goldwyn-Mayer Inc.
               2500 Broadway, 5th Floor
               Santa Monica, CA 90404-3061
               Attention: William A. Jones, Esq., Senior Executive Vice President and Secretary
               Telephone: (310)449-3535
               Fax:       (310)449-3088

             with a copy to:

               Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP 2121 Avenue of the Stars, 18/th/ Floor
               Los Angeles, CA 90067
               Attention: Janet S. McCloud, Esq.
               Telephone: (310)282-6247
               Fax:       (310)556-2920

             If to Purchaser, to the person and address listed on the signature page hereto, or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     Section 8.  Successors and Assigns. Except as otherwise expressly provided
                 ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Neither party may assign this Agreement without the prior written consent of the other party.

     Section 9.  Governing Law and Submission to Jurisdiction.
                 --------------------------------------------

             (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in said State.

             (b) The Company and Purchaser each submits to the jurisdiction of any federal court sitting in the Central District of California in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Company and Purchaser waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process (i) to the party to be served at the address and in the manner provided for the giving of notices in Section 6 above. Nothing in this
Section 8(b), however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

     Section 10.  Finder's Fees.
                  -------------

             (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement; and (ii) hereby agrees to indemnify and to hold the Purchaser harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, are responsible.

             (b) Purchaser (i) represents and warrants that, other than as disclosed in writing to the Company prior to the execution of this Agreement, it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible.

     Section 11.  Entire Agreement. This Agreement constitutes the entire
                  ----------------
agreement between the Company and Purchaser and supersedes any prior understandings, agreements, or representations between the Company and Purchaser, written or oral, to the extent they are related in any way to the subject matter hereof.

     Section 12.  Severability. In the event that any one or more of the
                  ------------
provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any other provision, paragraph, word, clause, phrase or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent of the law.

     Section 13.  Expenses. Each party shall bear its expenses and legal fees
                  --------
incurred with respect to this Agreement and the transactions contemplated hereby.

     Section 14.  Delays or Omissions. No delay or omission to exercise any
                  -------------------
right, power or remedy accruing to any Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to a Purchaser, shall be cumulative and not alternative.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Purchaser and the Company in accordance with its terms.


                                        Very truly yours,

                                        METRO-GOLDWYN-MAYER INC.



                                        By: /s/ William A. Jones
                                            ____________________________________
                                        Name: William A. Jones
                                              _________________________________

                                        Title: Senior Executive Vice President
                                              ________________________________


Accepted as of the date
first above written

TRACINDA CORPORATION


     By: /s/ Anthony Mandekic
         ____________________________
     Name: Anthony Mandekic
           __________________________


     Title:   Secretary/Treasurer
              _______________________

Address:  150 South Rodeo Drive, Suite 250
          Beverly Hills, California 90212

                                      -12-